Exhibit 10.4

CONFORMED COPY

ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of March 18, 2005, made by THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation, (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. Capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement.

W I T N E S S E T H:

     WHEREAS, in connection with the Second Amended and Restated Credit Agreement, dated as of October 22, 2003 (as amended by the First Amendment, dated as of August 13, 2004, and the Second Amendment, dated as of November 5, 2004, the “Credit Agreement”) by and among The Scotts Company (“Scotts”), certain subsidiaries of Scotts party thereto, the Lenders, and Administrative Agent, Scotts and certain of its Affiliates (other than the Additional Grantor) have entered into the Borrower and Domestic Subsidiary Guarantee and Collateral Agreement, dated as of December 4, 1998 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

     NOW, THEREFORE, IT IS AGREED:

     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in subsection 7.3(d) of the Credit Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ James Hagedorn
	Name:	James Hagedorn
	Title:	Chairman, President and Chief Executive Officer